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CLAYTON HOMES, INC.

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Set forth below is the text of the press release issued by Clayton Homes, Inc. on July 30, 2003.

NEWS RELEASE

FOR IMMEDIATE RELEASE

July 30, 2003	Contact:	Investor Relations
	Phone:	865-380-3206
	Fax:	865-380-3784

Clayton Merger with Berkshire Hathaway Subsidiary Approved

Clayton Homes, Inc. (NYSE: CMH) announced today its stockholders have approved the merger of Clayton Homes with a subsidiary of Berkshire Hathaway, based on preliminary vote totals. At a special meeting of Clayton’s stockholders held earlier today, approximately 52.4% of the outstanding Clayton shares voted for the merger.

“We appreciate the intense loyalty that our stockholders have exhibited over the past two decades as a public company—and especially over the last four months,” remarked Kevin T. Clayton, chief executive officer. “We believe this vote was clearly in the best interests of stockholders.”

The merger is expected to be completed in the next several days. As a result of the transaction, Clayton Homes, Inc. will become a wholly owned subsidiary of Berkshire Hathaway, and each outstanding share of Clayton’s common stock will be automatically converted into the right to receive $12.50 per share in cash. Clayton’s common stock, which has been listed on the New York Stock Exchange, will no longer be publicly traded. Following the closing of the transaction, Clayton’s stockholders of record will receive a Letter of Transmittal by mail with instructions on how and where to forward their stock certificates to receive the $12.50 per share to which they are entitled.

Clayton Homes, Inc. is a vertically integrated manufactured housing company with 20 manufacturing plants, 296 Company owned stores, 611 independent retailers, 86 manufactured housing communities, and financial services operations that provide mortgage services for 168,000 customers and insurance protection for 100,000 families.

Berkshire Hathaway is a holding company owning subsidiaries engaged in a number of diverse business activities. The most important of these is the property and casualty insurance business conducted on both a direct and reinsurance basis through a number of subsidiaries.

Certain statements in this press release are “forward looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guaranties of future performance and actual results may differ materially from those forecasted. Neither Berkshire Hathaway nor Clayton Homes, Inc. undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.